                                  EXHIBIT 4.63

                 ==============================================

                          SUPPLEMENTAL INDENTURE NO. 2

                                      AMONG

                                XCEL ENERGY INC.
                           (A MINNESOTA CORPORATION),

                              NORTHERN STATES POWER
                                     COMPANY
                            (A MINNESOTA CORPORATION)

                                       AND

                           WELLS FARGO BANK MINNESOTA,
                     NATIONAL ASSOCIATION (FORMERLY, NORWEST
                      BANK MINNESOTA, NATIONAL ASSOCIATION)

                                     TRUSTEE

                                    ---------

                                   DATED AS OF

                                 AUGUST 18, 2000


                            SUPPLEMENTAL TO INDENTURE
                             MADE AS OF JULY 1, 1999

                                       AND

                          SUPPLEMENTAL INDENTURE NO. 1
                            MADE AS OF JULY 15, 1999


                 ==============================================

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                                TABLE OF CONTENTS

                                                                             PAGE
PARTIES........................................................................1
RECITALS.......................................................................1
ARTICLE I......................................................................2

     SECTION 1.1...............................................................2
     SECTION 1.2...............................................................2

ARTICLE II.....................................................................3

     SECTION 2.1...............................................................3

ARTICLE III....................................................................3

     SECTION 3.1...............................................................3
     SECTION 3.2...............................................................3

ARTICLE IV.....................................................................3

     SECTION 4.1...............................................................3
     SECTION 4.2...............................................................3
     SECTION 4.3...............................................................3
     SECTION 4.4...............................................................4
     SECTION 4.5...............................................................4
     SECTION 4.6...............................................................4


                                       -i-

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         SUPPLEMENTAL INDENTURE NO. 2, made as of the 18th day of August, 2000, by and among XCEL ENERGY INC. (formerly, Northern States Power Company), a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"), NORTHERN STATES POWER COMPANY (formerly, Northern Power Corporation), a corporation duly organized and existing under the laws of the State of Minnesota (the "Successor"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (formerly, Norwest Bank Minnesota, National Association) a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee"):

WITNESSETH:

         WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Original Indenture"), made as of July 1, 1999;

         WHEREAS, the Company has heretofore executed and delivered a Supplemental Indenture No. 1 (the Original Indenture and the Supplemental Indenture No. 1 are hereinafter referred to collectively as the "Indenture"), made as of July 15, 1999, which created a series of Securities designated "6.875% Senior Notes, Series due 2009";

         WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of evidencing the succession of another corporation to the Company, and the assumption by such successor of the covenants of the Company in the Indenture and in the Securities;

         WHEREAS, the Company and the Successor are parties to an Assignment and Assumption Agreement dated as of August 18, 2000 (the "Agreement") pursuant to which the Company shall convey substantially all of its assets to the Successor other than the capital stock of certain of the Company's subsidiaries which the Company owns (the "Conveyance of Assets") and the Successor shall assume substantially all of the liabilities of the Company, including liabilities created under the Indenture (the "Assumption of Liabilities");

         WHEREAS, each of the Company and the Successor is a corporation validly existing under the laws of the State of Minnesota;

         WHEREAS, the Board of Directors of Successor has duly authorized the assumption of all the covenants, conditions, liabilities and obligations of the Company under the Indenture;

         WHEREAS, immediately after consummation of the Conveyance of Assets and Assumption of Liabilities in accordance with the Agreement, no Event of Default (as defined in the Indenture) shall have occurred and be continuing;

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         WHEREAS, Article XI of the Indenture permits the Company to sell, transfer or otherwise dispose all of or substantially all of the assets of the Company, provided that the Person (as defined in the Indenture) which receives all or substantially all of the assets pursuant to such sale, transfer or other disposition shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium and interest on all of the Securities, and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

         WHEREAS, the Trustee has duly determined to execute this Supplemental Indenture No. 2 and to be bound, insofar as it may lawfully do so, by the provisions hereof.

         NOW THEREFORE, THIS INDENTURE WITNESSETH: The Successor, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the execution and delivery of these presents, the receipt of which is hereby acknowledged, and in order to secure the payment, of both the principal and interest, of all Securities at any time outstanding according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, covenants and agrees with the Trustee for the equal and proportionate benefit of the holders from time to time of the Securities, as follows:

                                   ARTICLE I.
                       RELATION TO INDENTURE; DEFINITIONS


         SECTION 1.1. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

         SECTION 1.2. For all purposes of this Supplemental Indenture No. 2:

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

         (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture No. 2.


                                       2

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                                   ARTICLE II.
                            CONVEYANCE AND ASSUMPTION

         SECTION 2.1. In accordance with the terms of the Indenture, the Successor hereby assumes all the liabilities and obligations of the Company under the Securities and the Indenture and agrees to pay, duly and punctually, the principal of and premium and interest on the Securities, and agrees to perform and fulfill all the covenants and conditions of the Company under the Securities and Indenture; and the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor had been named as the Company therein and in the Securities; and the Company shall be relieved of all obligations, liabilities, covenants and conditions under the Securities and the Indenture.

                                  ARTICLE III.
                                    AMENDMENT

         SECTION 3.1. From and after the date of this Supplemental Indenture No. 2, the Indenture is hereby amended so that all references therein to "Northern States Power Company" or the "Company" are hereby deemed to be references to the new "Northern States Power Company" and any successor thereto.

         SECTION 3.2. On and after the date of this Supplemental Indenture No. 2, each reference in the Indenture to "this Indenture," "hereunder," "hereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

                                   ARTICLE IV.
                                  MISCELLANEOUS

         SECTION 4.1. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Indenture No. 2 and be bound, insofar as it may lawfully so do, by the provisions hereof and in the Securities shall be taken as statements of the Company and the Successor and shall not be construed as made by the Trustee.

         SECTION 4.2. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Original Indenture, as supplemented by the Supplemental Indenture No. 1 made as of July 15, 1999.

         SECTION 4.3.

         (a) If any provision of this Supplemental Indenture No. 2 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

         (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 2 should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced, or disturbed thereby.

         SECTION 4.4. Wherever in this Supplemental Indenture No. 2 the word "Indenture" is used without the prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

         SECTION 4.5. Wherever in this Supplemental Indenture No. 2 any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company, by or on behalf of the Successor or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors, and assigns of such parties, whether so expressed or not.

         SECTION 4.6.

         (a) This Supplemental Indenture No. 2 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


              [The remainder of this page is intentionally blank.]




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         IN WITNESS WHEREOF, XCEL ENERGY INC. (formerly NORTHERN STATES POWER
COMPANY) has caused this Supplemental Indenture No. 2 to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation) has caused this Supplemental Indenture No. 2 to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and WELLS FARGO BANK MINNESOTa, NATIONAL ASSOCIATION, has caused this Supplemental Indenture No. 2 to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this 18 day of August, 2000.

                                       XCEL ENERGY INC.

                                       By:
                                          ------------------------------
                                       Name:    Paul E. Pender
                                       Title:   Vice President & Treasurer

ATTEST:

------------------------------
Catherine J. Cleveland, Assistant Secretary

                                       NORTHERN STATES POWER COMPANY

                                       By:
                                          -----------------------------------
                                       Name:    Edward J. McIntyre
                                       Title:   Vice President & Chief Financial
                                                Officer


ATTEST:

------------------------------
Catherine J. Cleveland, Assistant Secretary

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, AS TRUSTEE

                                       By:
                                          -----------------------------------
                                       Name:
                                          -----------------------------------
                                       Title:
                                          -----------------------------------

ATTEST:

------------------------------
Name:
     -------------------------

Title:
------------------------------


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